Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 No. 333-235429 of Protective Life Insurance Company of our report dated March 25, 2019 relating to the financial statements and financial statement schedules, which appears in Protective Life Insurance Company’s Annual Report on Form 10-K for the year ended December 31, 2019. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Birmingham, Alabama
May 27, 2020